UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446     94-3025618

(Commission file number)     (IRS Employer Identification No.)

5201 Great America Parkway, Suite 232, Santa Clara, California     95054

                                           (Address of principal executive offices)        (Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      (i)     On July 25, 2018, the Board of Directors approved the grant of the number of restricted stock units (“RSUs”) and stock options to the employees listed below. The RSUs will vest on the third anniversary of the grant date and the stock options will vest monthly over the 36 months following the grant date.

	Options	RSUs
Molly Hemmeter, President and Chief Executive Officer	42,500	14,167
Gregory Skinner, Chief Financial Officer	18,550	6,183
Steven Bitler, Vice President of Corporate Technology		2,185

(ii)     On July 25, 2018, the Board of Directors approved a long-term incentive plan (“LTIP”) for fiscal year 2021 under which certain executive officers, including Molly Hemmeter and Gregory Skinner (the “Participating Employees”) will receive RSUs based on the Company’s earnings per share (“EPS”) for fiscal year 2021. Participating Employees will receive RSUs to be settled in shares of common stock of the Company based upon the Company’s actual EPS for fiscal year 2021 meeting or exceeding the specified target EPS. Awards are calculated by multiplying each Participating Employee’s individual target amount of RSUs by a percentage of the target EPS that is achieved in fiscal year 2021, and Participating Employees may receive between 50% and 150% of their individual target amount of RSUs. Each Participating Employee’s eligibility to receive the foregoing bonus will be subject to his or her continuing as an employee of the Company through the last day of fiscal year 2021. Under the LTIP, Ms. Hemmeter and Mr. Skinner were granted 22,794 and 9,930 RSUs, respectively, which would vest upon achievement of 100% of the target EPS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2018

LANDEC CORPORATION

By: /s/ Gregory S. Skinner

Gregory S. Skinner

Vice President of Finance and

Administration and Chief Financial Officer

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